SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                             FORM 8-K CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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                Date of Report (Date of earliest event reported)

                                April 17, 2003


                            DORCHESTER MINERALS, L.P.
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             (Exact name of registrant as specified in its charter)


        Delaware               000-50175                81-0551518
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(State of Incorporation) (Commission File No) (IRS Employer Identification No.)



      3738 Oak Lawn, Suite 300, Dallas, Texas                       75219
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     (Address of principal executive offices)                     (Zip Code)


                                 (214) 559-0300
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              (Registrant's telephone number, including area code)


                                       N/A
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          (Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure (Information Furnished in this Item 9 is also furnished pursuant to Item 12).

     Registrant is furnishing its press release dated April 17, 2003, which announces the Registrant's initial quarterly distribution to partners. The text of the press release is included below.

     This information furnished under this Item 9 is also intended to be furnished under "Item 12. Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216.

NEWS RELEASE                                           Dorchester Minerals, L.P.
Release Date: April 17, 2003                       3738 Oak Lawn Ave., Suite 300
                                                        Dallas, Texas 75219-4379
Contact: Casey McManemin                                          (214) 559-0300
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        DORCHESTER MINERALS, L.P. ANNOUNCES ITS INITIAL CASH DISTRIBUTION

     DALLAS,   TEXAS  --  Dorchester   Minerals,   L.P.   announced   today  the
Partnership's initial cash distribution since it commenced operations on January 31, 2003. The distribution of $.206469 per common unit represents activity for the two month period ending March 31, 2003 and is payable on May 8, 2003 to common unit holders of record as of April 28, 2003.

     Cash distributions reflect cash receipts attributable to the Partnership's Operating ORRI's and its Royalty Properties less cash disbursements attributable to Management Expenses and Direct Expenses. The Operating ORRI's consist of net profits overriding royalty interests ("ORRI's") in properties primarily located in the Guymon-Hugoton Field formerly owned by Dorchester Hugoton, Ltd. The Royalty Properties consist of mineral, royalty, overriding royalty, net profits and leasehold interests located in 564 counties and parishes in 25 states formerly owned by Republic Royalty Company and Spinnaker Royalty Company. Management Expenses consist of general and administrative expenses incurred by the Partnership's General Partner and reimbursed monthly by the Partnership. Direct Expenses consist of third party costs incurred directly by the Partnership, including legal and professional fees, costs incurred in connection with its formation and property taxes.

     Due to the timing of the consummation of the combination transaction between Dorchester Hugoton, Republic and Spinnaker, the Partnership's initial distribution generally reflects two months of production from the Royalty Properties and one month of production from the Operating ORRI's. The
Partnership received its first Operating ORRI payments in March, 2003, and received its first payments attributable to the Royalty Properties in February, 2003. Future quarterly distributions are anticipated to generally reflect three months of production from the Royalty Properties and the Operating ORRI's.

     Cash receipts attributable to the Operating ORRI's during March, 2003 totaled $2,014,286. These receipts generally reflect gas sales from the underlying properties during January, 2003. The average gas price received for such sales was $5.20/mcf. Cash receipts attributable to the Royalty Properties during February and March, 2003 totaled $4,213,399. These receipts generally reflect oil sales during January and February and gas sales during December and January. The weighted average oil and gas prices received for such sales were $30.92/bbl and $4.35/mcf, respectively.

DORCHESTER MINERALS, L.P. ANNOUNCES ITS INITIAL CASH DISTRIBUTION
Page 2 of 2

     The Partnership received $125,142 in lease bonus and other income during February and March, 2003. During the three month period ending March 31, 2003, the Partnership received division orders attributable to, or otherwise identified, 49 new wells completed on Royalty Properties located in 18 counties and parishes in five states.

     Dorchester Minerals, L.P. is a Dallas based owner of producing and non-producing oil and natural gas mineral, royalty, overriding royalty, net profits, and leasehold interests. Its common units trade on the Nasdaq Stock Market under the symbol DMLP.


FORWARD-LOOKING STATEMENTS

     Portions of this document may constitute "forward-looking statements" as defined by federal law. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Examples of such uncertainties and risk factors include, but are not limited to, changes in the price or demand for oil and natural gas, changes in the operations on or development of the Partnership's properties, changes in economic and industry conditions and changes in regulatory requirements (including changes in environmental requirements) and the Partnership's financial position, business strategy and other plans and objectives for future operations. These and other factors are set forth in the Partnership's filings with the Securities and Exchange Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       DORCHESTER MINERALS, L.P.
                                       Registrant

                                    by Dorchester Minerals Management LP
                                       its General Partner,
                                    by Dorchester Minerals Management GP LLC
                                       its General Partner



Date: April 17, 2003                   /s/ William Casey McManemin
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                                       William Casey McManemin
                                       Chief Executive Officer